Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 2, 2002 relating to the financial statements and financial statement schedule of IKON Office Solutions, Inc., which appears in IKON Office Solutions, Inc.‘s Annual Report on Form 10-K for the year ended September 30, 2002.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia Pennsylvania
September 16, 2003